Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Getty Images, Inc.

OFFER TO EXCHANGE NEWLY ISSUED

0.5% CONVERTIBLE SUBORDINATED DEBENTURES, SERIES B DUE 2023

PLUS UP TO $331,250 IN CASH ($1.25 PER $1,000 PRINCIPAL AMOUNT)

FOR ANY AND ALL OUTSTANDING

0.5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used by registered holders of outstanding 0.5% Convertible Subordinated Debentures due 2023 (the “Outstanding Debentures”) of Getty Images, Inc. (the “Issuer”) who wish to tender their Outstanding Debentures in exchange for a like principal amount of newly issued 0.5% Convertible Subordinated Debentures, Series B due 2023 (the “New Debentures”) of the Issuer, which will be registered under the Securities Act of 1933, as amended, and cash ($1.25 per $1,000 principal amount), pursuant to the exchange offer described in the preliminary prospectus included in the registration statement filed by the Issuer on November 1, 2004, and any amendments or supplements thereto (the “Prospectus”), if the holder’s Outstanding Debentures are not immediately available or if such holder cannot deliver its Outstanding Debentures and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on December 2, 2004, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”). This Notice of Guaranteed Delivery or one substantially equivalent hereto may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer—Procedures for Exchange—Guaranteed Delivery” in the Preliminary Prospectus.

The Exchange Agent for the Exchange Offer is:

The Bank of New York

By Registered or Certified Mail:

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street, Floor 7E

New York, NY 10286

Attn: Giselle Guadalupe

By Facsimile:

(212) 298-1915

By Telephone:

(212) 815-6331

By Hand or Overnight Courier:

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street, Floor 7E

New York, NY 10286

Attn: Giselle Guadalupe

By Facsimile:

(212) 298-1915

By Telephone:

(212) 815-6331

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer the principal amount of Outstanding Debentures indicated below, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING DEBENTURES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Outstanding Debentures (Please print)	Certificate Number(s) for Outstanding Debentures Tendered	Principal Amount of Outstanding Debentures Tendered

PLEASE SIGN HERE

X	X

X	X

X	X
Signature(s) of Holder(s)	Date

Must be signed by the holder(s) of Outstanding Debentures exactly as their name(s) appear(s) on certificates for Outstanding Debentures or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

☐    The Depository Trust Company

        (Check if Outstanding Debentures will be tendered by book-entry transfer)

        Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Outstanding Debentures (or a confirmation of book-entry transfer of such Outstanding Debentures into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)	(Please type or print)

Area Code and Telephone No.	Date:

NOTE:	DO NOT SEND OUTSTANDING DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING DEBENTURES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

3